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                                                                    Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 27, 2002 accompanying the financial statement of Lease Equity Appreciation Fund I, L.P. contained in this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP
    -------------------------
    GRANT THORNTON LLP

Philadelphia, Pennsylvania
March 21, 2002